EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2020 First Quarter Results;
Declares Regular Quarterly Dividend;
Authorizes New $500 Million Share Repurchase Program;
And Reaffirms Financial Outlook For The Full Fiscal Year

ORLANDO, Fla., September 19, 2019 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the first quarter ended August 25, 2019.

First Quarter 2020 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 3.5% to $2.13 billion driven by the addition of 40 net new restaurants and a blended same-restaurant sales increase of 0.9%

•	Same-restaurant sales by brand:

+2.2% for Olive Garden	-5.4% for Cheddar's Scratch Kitchen
+2.6% for LongHorn Steakhouse	-1.9% for Yard House
+1.5% for The Capital Grille	-4.2% for Seasons 52
+1.2% for Eddie V’s	-4.2% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 3.0% to $1.38 compared to last year's diluted net earnings per share

•	The Company repurchased approximately $95 million of its outstanding common stock

"I’m pleased with our results this quarter as we continued to gain market share," said CEO Gene Lee. "Our teams remained focused on improving the guest experience by focusing on our back-to-basics operating philosophy and leveraging our competitive advantages, all while managing costs effectively."

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Beginning in fiscal 2020, our calculation of segment profit now excludes non-cash real estate related expenses. Fiscal 2019 segment profit has been restated to conform to the current year presentation.

	Q1 Sales			Q1 Segment Profit
($ in millions)	2020	2019	% Change	2020	2019	% Change
Consolidated Darden	$2,133.9	$2,061.4	3.5%
Olive Garden	$1,090.2	$1,052.0	3.6%	$228.9	$217.0	5.5%
LongHorn Steakhouse	$450.2	$430.4	4.6%	$74.5	$71.6	4.1%
Fine Dining	$136.1	$129.9	4.8%	$20.3	$20.2	0.5%
Other Business	$457.4	$449.1	1.8%	$64.4	$67.9	(5.2)%

U.S. Same-Restaurant Sales Results

	Q1
	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	2.2%	2.6%
Same-Restaurant Traffic	(0.8)%	0.3%
Pricing	2.2%	1.7%
Menu-mix	0.8%	0.6%

Dividend Declared
Darden's Board of Directors declared a regular quarterly cash dividend of $0.88 per share on the Company's outstanding common stock. The dividend is payable on November 1, 2019 to shareholders of record at the close of business on October 10, 2019.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.8 million shares of its common stock for a total cost of approximately $95 million. In addition, yesterday, Darden's Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $500 million of its outstanding common stock.  This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

Fiscal 2020 Financial Outlook
The Company reaffirmed all aspects of its financial outlook for fiscal 2020:

•	Total sales growth of 5.3% to 6.3%, including approximately 2% growth related to the 53rd week

•	Same-restaurant sales growth of 1% to 2%

•	Approximately 50 gross and 44 net new restaurant openings

•	Total capital spending of $450 to $500 million

•	Total inflation of approximately 2.5%

•	Effective tax rate of 10% to 11%

•	Diluted net earnings per share from continuing operations of $6.30 to $6.45 including:

•	Approximately $0.15 related to the addition of the 53rd week

•	Approximately -$0.05 related to the implementation of ASC-842 Lease Accounting

•	Approximately 124 million weighted average diluted shares outstanding

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, September 19 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/31427 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-396-9924 and enter passcode 3047110. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 185,000 team members in more than 1,700 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, the inability to cancel long-term, non-cancelable leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, disruptions in the financial and credit markets, risks of doing business with franchisees and licensees, risks of doing business with business partners and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or treaties, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/25/19	8/26/18
Olive Garden[1]	867	858
LongHorn Steakhouse	514	506
Cheddar's Scratch Kitchen	165	157
Yard House	79	73
The Capital Grille[2]	59	58
Seasons 52	45	42
Bahama Breeze	42	40
Eddie V's	22	19
Darden Continuing Operations	1,793	1,753
[1]Includes six locations in Canada.
[2]Includes one The Capital Burger restaurant.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/25/2019	8/26/2018
Sales	$2,133.9	$2,061.4
Costs and expenses:
Food and beverage	603.3	583.3
Restaurant labor	703.8	679.3
Restaurant expenses	372.4	357.9
Marketing expenses	68.7	66.5
General and administrative expenses	98.0	104.5
Depreciation and amortization	86.2	80.7
Impairments and disposal of assets, net	—	0.1
Total operating costs and expenses	$1,932.4	$1,872.3
Operating income	201.5	189.1
Interest, net	11.1	13.1
Earnings before income taxes	190.4	176.0
Income tax expense	18.6	7.1
Earnings from continuing operations	$171.8	$168.9
Losses from discontinued operations, net of tax benefit of $0.2 and $1.1, respectively	(1.2)	(2.7)
Net earnings	$170.6	$166.2

Basic net earnings per share:
Earnings from continuing operations	$1.40	$1.36
Losses from discontinued operations	(0.01)	(0.02)
Net earnings	$1.39	$1.34
Diluted net earnings per share:
Earnings from continuing operations	$1.38	$1.34
Losses from discontinued operations	(0.01)	(0.02)
Net earnings	$1.37	$1.32
Average number of common shares outstanding:
Basic	122.9	123.8
Diluted	124.6	125.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/25/2019	5/26/2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$350.8	$457.3
Receivables, net	51.1	88.3
Inventories	199.0	207.3
Prepaid income taxes	1.0	41.6
Prepaid expenses and other current assets	68.4	98.1
Total current assets	$670.3	$892.6
Land, buildings and equipment, net	2,611.0	2,552.6
Operating lease right-of-use assets	3,996.7	—
Goodwill	1,199.7	1,183.7
Trademarks	950.8	950.8
Other assets	291.0	313.1
Total assets	$9,719.5	$5,892.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$343.7	$332.6
Accrued payroll	136.3	175.3
Accrued income taxes	19.8	11.6
Other accrued taxes	61.7	54.2
Unearned revenues	388.8	428.5
Other current liabilities	598.3	471.9
Total current liabilities	$1,548.6	$1,474.1
Long-term debt	928.0	927.7
Deferred income taxes	165.5	156.9
Operating lease liability - non-current	4,265.5	—
Deferred rent	—	354.4
Other liabilities	430.6	587.1
Total liabilities	$7,338.2	$3,500.2
Stockholders’ equity:
Common stock and surplus	$1,692.9	$1,685.0
Retained earnings	789.9	806.6
Accumulated other comprehensive income (loss)	(101.0)	(98.2)
Unearned compensation	(0.5)	(0.8)
Total stockholders’ equity	$2,381.3	$2,392.6
Total liabilities and stockholders’ equity	$9,719.5	$5,892.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/25/2019	8/26/2018
Cash flows—operating activities
Net earnings	$170.6	$166.2
Losses from discontinued operations, net of tax	1.2	2.7
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	86.2	80.7
Stock-based compensation expense	14.2	17.9
Change in current assets and liabilities and other, net	(18.4)	(61.1)
Net cash provided by operating activities of continuing operations	$253.8	$206.4
Cash flows—investing activities
Purchases of land, buildings and equipment	(117.1)	(106.4)
Proceeds from disposal of land, buildings and equipment	2.6	0.8
Cash used in business acquisitions, net of cash acquired	(37.0)	—
Purchases of capitalized software and changes in other assets, net	(15.4)	(3.6)
Net cash used in investing activities of continuing operations	$(166.9)	$(109.2)
Cash flows—financing activities
Proceeds from issuance of common stock	11.2	33.3
Dividends paid	(108.1)	(93.0)
Repurchases of common stock	(94.8)	(31.3)
Principal payments on capital and financing leases	(1.3)	(1.6)
Other, net	0.3	0.2
Net cash used in financing activities of continuing operations	$(192.7)	$(92.4)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	(0.7)	0.1
Net cash provided by (used in) discontinued operations	$(0.7)	$0.1

Increase (decrease) in cash and cash equivalents	(106.5)	4.9
Cash and cash equivalents - beginning of period	457.3	146.9
Cash and cash equivalents - end of period	$350.8	$151.8